Registration No. 333-[___]

As filed with the Securities and Exchange Commission on June 21, 1999
======================================================================
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                       ---------------------------
                                 FORM S-8
         REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                       ---------------------------
                            FIRSTENERGY CORP.
           (Exact name of registrant as specified in charter)
OHIO                                                     34-1843785
(State or other jurisdiction                         (I.R.S. Employer
 of incorporation or organization)                 Identification No.)

                76 South Main Street, Akron, Ohio 44308
                          (330) 384-5100
   (Address, including zip code, of Principal Executive Offices)

       FirstEnergy Corp. Executive Deferred Compensation Plan
                                  and
  Amended FirstEnergy Corp. Deferred Compensation Plan For Directors
                        (Full title of the plan)

                             Nancy C. Ashcom
                          Corporate Secretary
                            FirstEnergy Corp.
                         76 South Main Street,
                           Akron, Ohio 44308
                        Tel. No. (330) 384-5504
(Name, address, and telephone number, including area code, of agent for service)
                               Copies to:
                         John H. Byington, Esq.
                  Winthrop, Stimson, Putnam & Roberts
                         One Battery Park Plaza
                         New York, New York 10004
                         Tel. No. (212) 858-1102
         -----------------------------------------------------
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement



                                                CALCULATION OF REGISTRATION FEE
Title of Securities       Amount to be       Proposed Maximum             Proposed Maximum           Amount of
 to be Registered          Registered     Offering Price Per Share    Aggregate Offering Price   Registration Fee 6/
--------------------    ----------------  ------------------------    -----------------------    -------------------

Common Stock, par       525,000 shares/3  $31.66/4                    $16,621,500.00             $0
value $.10 per share/1

Deferred Compensation
Obligations/2           $14,000,000       100%                        $14,000,000 5/             $3,892.00


1.  Includes rights to purchase shares of common stock under the Company's Rights Agreement.

2.  The Deferred Compensation Obligations are unsecured obligations of FirstEnergy Corp. to pay deferred compensation in the future in accordance with the terms of the FirstEnergy Corp. Executive Deferred Compensation Plan and the Amended
FirstEnergy Corp. Deferred Compensation Plan For Directors.

3  This Registration Statement shall be deemed to cover additional securities to be issued in connection with, or as the result of, stock splits, stock dividends or similar transactions.

4.  Pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, the proposed maximum offering price per share is based on the reported average of the high and low prices for FirstEnergy Corp Common Stock on the New York Stock
Exchange on June 16, 1999.

5.  Estimated solely for purposes of determining the registration fee.

6.  Pursuant to Rule 457(i), the registration fee is calculated solely on the basis of the proposed offering price of the
Deferred Compensation Obligations, which may convert to FirstEnergy Corp. Common Stock at distribution.


                                PART II

            INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

     The following documents which have heretofore been filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act") are incorporated by reference herein and shall be deemed to be a part hereof:

     1.  Annual Report on Form 10-K for the year ended December 31,
         1998.

     2.  Quarterly Report on Form 10-Q for quarter ended March 31,
         1999.

     All documents, filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Company's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

     Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

     The securities being registered under this registration statement consist of (1) 525,000 shares of common stock, par value $.10 per share, of the Company ("Common Stock"), including the right to purchase shares of Common Stock under the Company's Rights Agreement and (2) up to $14,000,000 in principle amount of obligations of the Company to pay compensation deferred by eligible employees (the "Deferred Compensation Obligations") under the terms of the FirstEnergy Corp. Executive Deferred Compensation Plan and the Amended First Energy Corp. Deferred Compensation Plan For Directors. At distribution, certain of the Deferred Compensation Obligations will be paid in the shares of Common Stock covered by this registration statement. A description of the Common Stock and Deferred Compensation Obligations follows.

              DESCRIPTION OF FIRSTENERGY CAPITAL STOCK

     We are authorized to issue up to 300,000,000 shares of common stock, par value $.10 per share, and up to 5,000,000 shares of preferred stock, par value $100 per share.

     Certain provisions of our Amended Articles of Incorporation and Amended Code of Regulations are summarized or referred to below. The following description of our capital stock does not purport to be complete and may not contain all the information you should consider before investing in the common stock. You should read carefully our Amended Articles of Incorporation and Amended Code of Regulations.

FirstEnergy Common Stock

     Voting Rights. The holders of record of our common stock will be entitled to one vote on each matter submitted to a vote at a meeting of shareholders for each share of common stock held as of the record date for the meeting. Under our Amended Articles of Incorporation, the voting rights, if any, of preferred stock may differ from the voting rights of the common stock. The holders of common stock are not entitled to cumulate their votes for the election of directors. Our Amended Articles of Incorporation state that our Board of Directors must be divided into three classes with the term of office of the respective classes to expire in successive years.

     In order to amend, repeal or adopt any provision inconsistent with the provisions of our Amended Articles of Incorporation dealing with:
     . the right of our Board of Directors to establish the terms of unissued shares or to authorize us to acquire any of our outstanding shares of common stock;

     .  the absence of cumulative voting and preemptive rights; or

     . the requirement that 80% of the voting power of our outstanding common stock must approve the foregoing,

then 80% of the voting power of our outstanding shares of common stock must vote in favor of that amendment or repeal.

     In addition, the approval of 80% of the voting power of our outstanding common stock must be obtained to amend or repeal the provisions of our Amended Code of Regulations dealing with:

     . the time and place of shareholders' meetings, the manner in which special meetings of shareholders are called or the way business is conducted at those meetings;

     . the number, election and terms of directors, the manner of filling vacancies on our Board of Directors, the removal of directors or manner in which directors are nominated; or

     .  the indemnification of officers or directors.

Amendment of the provision of the Amended Code of Regulations that requires the approval of 80% of the voting power of our outstanding shares in the instances enumerated above requires the same level of approval.

     Adoption of a plan of merger, consolidation or reorganization, as well as adoption of certain amendments to the Amended Articles of Incorporation (other than those requiring 80% approval as specified above), authorization of a sale or other disposition of all or substantially all of our assets not made in the usual and regular course of our business, or adoption of a resolution resulting in our dissolution, and any other matter which would otherwise require a two-thirds approving vote, require authorization by the holders of two-thirds of the voting power of our outstanding shares of common stock, unless our Board of Directors provides otherwise by resolution, in which case authorization will be by a majority of the voting power of our outstanding common stock and the approval of a majority of the voting power of any shares entitled to vote as a class, to the extent not inconsistent with the Amended Articles of Incorporation or the Amended Code of Regulations.

     Dividends. Subject to prior rights and preferences of any issued and outstanding shares of our preferred stock, the holders of common stock will be entitled to receive dividends when, as and if declared by our Board of Directors out of our funds legally available. Our ability to pay dividends depends primarily upon the ability of our subsidiaries to pay dividends or otherwise transfer funds to us. The articles of incorporation, certain mortgages and other agreements, as supplemented, of Ohio Edison Company, Pennsylvania Power Company, The Cleveland Electric Illuminating Company and The Toledo Edison Company, our direct and indirect electric utility subsidiaries, contain provisions which, under certain conditions, restrict the ability of these subsidiaries to transfer funds to us in the form of cash dividends. There can be no assurance that funds will be legally available to pay dividends at any given time or that, if funds are available, our Board of Directors will declare a dividend.

     Liquidation Rights. If we are liquidated, dissolved or wound up, the holders of our common stock will be entitled to share ratably, after the rights of the holders of any issued and outstanding shares of our preferred stock have been satisfied, in any assets remaining after payment in full of all of our liabilities.

     No Preemptive, Redemption or Conversion Rights. The holders of common stock will have no preemptive rights to acquire or subscribe to any shares, or securities convertible into shares, of common stock. The holders of common stock will have no redemption or conversion rights.

     Listing.  Our common stock is traded on the New York Stock
Exchange under the symbol "FE".

     Transfer Agent and Registrar. The Transfer Agent and Registrar for our common stock is FirstEnergy Securities Transfer Company, which is one of our wholly owned subsidiaries.

FirstEnergy Preferred Stock

     According to Article IV of our Amended Articles of Incorporation, our Board of Directors has the authority to issue preferred stock from time to time in one or more classes or series. According to Article V of our Amended Articles of Incorporation, our Board of Directors is authorized to adopt amendments to our Amended Articles of Incorporation to fix or change the express terms of any unissued or treasury shares of any class, including preferred stock. Presently, we do not have any shares of our preferred stock outstanding.

                             RIGHTS PLAN

     On November 18, 1997, we authorized assignment of one share purchase right (a "Right") for each outstanding share of common stock. Each Right entitles the registered holder to purchase from us one share of our common stock at a purchase price of $70 per share, when the Rights become exercisable. The description and terms of the Rights are found in a Rights Agreement between us and The Bank of New York, as our rights agent. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement.

Rights Initially not Separable From Common Stock

     The Rights will be represented by the common stock certificates until the earlier of:

     . 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding common stock (the date of the public announcement being called the "Share Acquisition Date") or

     . 10 days following the commencement or announcement of an intention to make a tender offer or exchange offer by a person other than by us if, upon completion of the offer, that person, together with persons affiliated or associated with it, would be the beneficial owner of 25% or more of the outstanding common stock (the earlier of those days being called the "Distribution Date").

     The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the common stock. Until the Distribution Date (or earlier redemption, termination or expiration of the Rights), new common stock certificates issued upon transfer or new issuance of common stock will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption, termination or expiration of the Rights), the surrender for transfer of any certificates of common stock will also constitute the transfer of the Rights associated with the common stock represented by the certificate.

Separation of Rights from Common Stock

     As soon as possible following the Distribution Date, separate certificates representing the Rights will be mailed to holders of record of the common stock as of the close of business on the Distribution Date and only those separate certificates will, from that point forward, represent the Rights.

Exercise of Rights

     The Rights are not exercisable until the Distribution Date. The Rights will expire November 28, 2007, unless that date is extended or unless the Rights are earlier redeemed by us or exchanged for shares of common stock, as described below.

     The purchase price payable, and the number of shares of common stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution:

     . in the event of a stock dividend on, or a subdivision, combination or reclassification of, the common stock,

     . upon the grant to holders of the common stock of certain rights or warrants to subscribe for or purchase common stock at a price, or securities convertible into common stock with a conversion price, less than the then current market price of the common stock, or

     . upon the distribution to holders of the common stock of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in shares of common stock) or of subscription rights or warrants (other than those referred to above).

     In the event that:

     . we merge with or are involved in another business combination transaction with an Acquiring Person,

     . 50% or more of our consolidated assets or earning power are sold to an Acquiring Person,

     . an Acquiring Person acquires 25% or more of our outstanding common stock, or

     . an Acquiring Person engages in one or more self-dealing transactions with us,

then, proper provision will be made so that each holder of a Right will thereafter have the ability to receive, upon the exercise thereof at the then current purchase price of the Right, that number of shares of our common stock or of the acquiring company, as the case may be, which at the time of that transaction will have a value double the amount of the purchase price.

     Any Rights that are or were beneficially owned at any time on or after the Distribution Date by an Acquiring Person will become null and void upon the occurrence of any event described in the preceding paragraph and no holder of such Rights will have any right with respect to those Rights from and after the occurrence of any of those events.

     With certain exceptions, no adjustment in the purchase price will be required until cumulative adjustments reach at least 1% of the purchase price. No fractional shares of common stock will be issued and instead, an adjustment in cash will be made based on the market price of the common stock on the last trading day prior to the date of exercise.

Redemption of Rights

     At any time prior to the 10th day following the Share Acquisition Date (unless we extend the date), our Board of Directors may redeem the Rights in whole, but not in part, at a price of $.001 per Right. In that connection, the amount payable to any holder of the Rights will be rounded up to the nearest $.01. Payments of less than $1.00 will be sent to holders of the Rights only if the particular holder entitled to the payment specifically requests that the payment be sent. Immediately upon our ordering the redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the redemption price. In the event an Acquiring Person, after triggering the ten day limitation on our redemption option (unless we decide to extend that date), reduces its shareholdings to less than 15% then our Board of Directors' full redemption rights are reinstated.

Exchange of Rights

     After the Distribution Date and prior to the time an Acquiring Person has acquired 50% or more of the then outstanding shares of common stock, we may require that some or all of the Rights be exchanged on a one for one basis (subject to adjustment for stock splits, stock dividends and other similar transactions) for shares of common stock. To the extent that Rights are required to be exchanged for common stock, the right to exercise those Rights will terminate and the only right of the holder will be to exchange those Rights for shares of common stock.

Amendments

     We may amend the terms of the Rights without the consent of the holders of the Rights, including an amendment to extend the period during which the rights may be redeemed, except that after the Distribution Date no amendment may adversely affect the interests of the holders of the Rights.

No Rights as a Shareholder

     Until a Right is exercised, the holder thereof will have no rights as one of our shareholders, including, without limitation, the right to vote or to receive dividends.

Effect of Rights

     The Rights will not prevent us from being taken over. The Rights, however, may cause substantial dilution to a person or group that acquires 15% or more of our common stock unless the Rights are first redeemed by our Board of Directors. Nevertheless, the Rights should not interfere with a transaction that is in our and our shareholders' best interests because the Rights can be redeemed as herein described before the consummation of that transaction.

         DESCRIPTION OF DEFERRED COMPENSATION OBLIGATIONS

     The Deferred Compensation Obligations are unsecured general obligations of the Company to make future payments of compensation that certain employees and directors have elected to defer under the terms of the FirstEnergy Corp. Executive Deferred Compensation Plan and the Amended FirstEnergy Corp. Deferred Compensation Plan For Directors, which are filed as Exhibits 4(e) and 4(f), respectively, to this registration statement. These Exhibits describe the terms and conditions of the Deferred Compensation Obligations in detail, and are incorporated herein by reference in their entirety in response to this
Item 4, pursuant to Rule 411(b)(3) under the Securities Act of 1933.

     The Deferred Compensation Obligations rank pari passu with any of our other unsecured and unsubordinated indebtedness that may be outstanding from time to time. Except for the portion of those Deferred Compensation Obligations that are payable at distribution in shares of Common Stock under the terms of the applicable plan, the Deferred Compensation Obligations are not convertible into any of our other securities. No sinking fund has or will be established with respect to the Deferred Compensation Obligations.

     We reserve the right to amend or terminate the plans at any time, except that no such amendment or termination can adversely affect a participant's rights with respect to amounts deferred prior to the amendment or termination. A participant's rights to and under the Deferred Compensation Obligations are not assignable or transferable, except by way of transfer to a participant's beneficiary or estate upon the participant's death. Except as otherwise stated in the applicable plan, the Deferred Compensation Obligations do not enjoy the benefit of any affirmative or negative pledges or covenants by the Company.

     All payments of Deferred Compensation Obligations will be made from our general assets. However, we may establish one or more grantor trusts to fund the payment of the Deferred Compensation Obligations. But, if we do established such trusts, we retain discretion to determine the amount and timing of any contributions to the trusts. No participant will have any preferred claim to, or beneficial interest in, any assets of the trusts, and the assets of the trusts will remain subject to the claims of our creditors. Our establishment of a trust or trusts to fund payment of the Deferred Compensation Obligations will not effect the status of the Deferred Compensation Obligations as general, unsecured obligations of the Company.

Item 5.  Interests of Named Experts and Counsel.

     The validity of our common stock and the deferred compensation obligations will be verified by Michael R. Beiting, our Associate General Counsel. As of June 16, 1999, Mr. Beiting owned 2,147 shares of our common stock. Mr. Beiting is also eligible to participate in the FirstEnergy Corp. Executive Deferred Compensation Plan, pursuant to which some of the deferred compensation obligations will be issued.

Item 6.  Indemnification of Directors and Officers.

     Section 1701.13(E) of Title 17 of Page's Ohio Revised Code Annotated gives a corporation incorporated under the laws of Ohio power to indemnify any person who is or has been a director, officer or employee of that corporation, or of another corporation at the request of that corporation, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, criminal or civil, to which he is or may be made a party because of being or having been such director, officer or employee, provided that in connection therewith, such person is determined to have acted in good faith in what he reasonably believed to be in or not opposed to the best interest of the corporation of which he is a director, officer or employee, and without reasonable cause, in the case of a criminal matter, to believe that his conduct was unlawful. The determination as to the conditions precedent to the permitted indemnification of such person is made by the directors of the indemnifying corporation acting at a meeting at which, for the purpose, any director who is a party to or threatened with any such action, suit or proceeding may not be counted in determining the existence of a quorum and may not vote. If, because of the foregoing limitations, the directors are unable to act in this regard, such determination may be made by the majority vote of the corporation's voting shareholders (or without a meeting upon two-thirds written consent of such shareholders), by judicial proceeding or by written opinion of legal counsel not retained by the corporation or any person to be indemnified during the five years preceding the date of determination.

     Regulation 31 of the Company's Amended Code of Regulations provides as follows:

          "The Company shall indemnify, to the full extent then permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a member of the Board of Directors or an officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Company shall pay, to the full extent then required by law, expenses, including attorney's fees, incurred by a member of the Board of Directors in defending any such action, suit or proceeding as they are incurred, in advance of the final disposition thereof, and may pay, in the same manner and to the full extent then permitted by law, such expenses incurred by any other person. The indemnification and payment of expenses provided hereby shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under any law, the Amended Articles of Incorporation, any agreement, vote of shareholders or disinterested members of the Board of Directors, or otherwise, both as to action in official capacities and as to action in another capacity while he or she is a member of the Board of Directors, or an officer, employee or agent of the Company, and shall continue as to a person who has ceased to be a member of the Board of Directors, trustee, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person."

     Section 1701.13(E) of Title 17 of Page's Ohio Revised Code Annotated provides that the indemnification thereby permitted shall not be exclusive of any other rights that directors, officers or employees may have, including rights under insurance purchased by the corporation.

     Regulation 32 of the Company's Amended Code of Regulations provides as follows:

     "The Corporation may, to the full extent then permitted by law and authorized by the Board of Directors, purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit or self-insurance, on behalf of or for any persons described in Regulation 31 against any liability asserted against and incurred by any such person in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such liability.

Insurance may be purchased from or maintained with a person in which the Corporation has a financial interest."

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

Exhibit
Number             Description
-------            -----------

4(a)        Amended Articles of Incorporation of FirstEnergy Corp.
            (physically filed and designated in Registration No. 333-21011 as Exhibit (3)-1).

4(b)        Amended Code of Regulations of FirstEnergy Corp.
            (physically filed and designated in Registration No. 333-21011 as Exhibit (3)-2).

4(c) Form of Common Stock Certificate (physically filed and designated in Registration No. 333-40063 as Exhibit 4(c)).

4(d) Rights Agreement dated as of November 18, 1997, between FirstEnergy Corp. and The Bank of New York and form of Right Certificate (physically filed and designated in Current Report on Form 8-K dated November 18, 1997, as
            Exhibit 4.1).

4(e)        FirstEnergy Corp. Executive Deferred Compensation Plan

4(f)        Amended FirstEnergy Corp. Deferred Compensation Plan For
            Directors

5 Opinion of Michael R. Beiting, Esq., Associate General Counsel for the Company as to the securities being registered.

15          Letter re: Unaudited Interim Financial Information.

23(a)       Consent of Michael R. Beiting, Esq. (contained in Exhibit
            No. 5)

23(b)       Consent of Independent Public Accountants, Arthur Andersen
            LLP

Item 9.  Undertakings.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
                                - 10 -

      (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "1933 Act");

      (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

      (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.
                           _____________


                            SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in The City of Akron and State of Ohio, on the 15th day of June, 1999.



                         FIRSTENERGY CORP.

                         By   /s/Willard R. Holland
                              ----------------------
                              Willard R. Holland
                              Chairman of the Board


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                       POWER OF ATTORNEY

     Each of the undersigned directors and officers of the Registrant, individually as such director and/or officer, hereby makes, constitutes and appoints H. Peter Burg and Nancy C. Ashcom, and each of them, singly or jointly, with full power of substitution, as his true and lawful attorney-in-fact and agent to execute in his name, place and stead, in any and all capacities, and to file with the Commission, this registration statement and any and all amendments, including post-effective amendments, to this registration statement, which amendment may make such changes in the registration statement as the registrant deems appropriate hereby ratifying and confirming all that each of said attorneys-in-fact, or his, her or their substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

NAME                            TITLE                          DATE
----                            -----                          ----

/s/ Willard R. Holland      Chairman of the Board        June 15, 1999
------------------------
(Willard R. Holland)

/s/ H. Peter Burg           President, Chief Executive   June 12, 1999
------------------------    Officer and Director
(H. Peter Burg)             (Principal Executive Officer)

/s/ Richard H. Marsh        Vice President and Chief     June 15, 1999
------------------------    Financial Officer
(Richard H. Marsh)          (Principal Financial Officer)

/s/ Harvey L. Wagner        Controller                   June 15, 1999
------------------------    (Principal Accounting Officer)
(Harvey L. Wagner)

/s/ Dr. Carol A. Cartwright Director                     June 11, 1999
--------------------------
(Dr. Carol A. Cartwright)

/s/ William F. Conway       Director                     June 15, 1999
------------------------
(William F. Conway)

/s/ Robert L. Loughhead     Director                     June 15, 1999
------------------------
(Robert L. Loughhead)

/s/ Robert B. Heisler, Jr.  Director                     June 15, 1999
------------------------
(Robert B. Heisler, Jr.)

NAME                        TITLE                        DATE
----                        -----                        ----

/s/ Russell W. Maier        Director                     June 15, 1999
------------------------
(Russell W. Maier)

/s/ Glenn H. Meadows        Director                     June 15, 1999
------------------------
(Glenn H. Meadows)

/s/ Paul J. Powers          Director                     June 15, 1999
------------------------
(Paul J. Powers)

/s/ Robert C. Savage        Director                     June 12, 1999
------------------------
(Robert C. Savage)

/s/ George M. Smart         Director                     June 11, 1999
------------------------
(George M. Smart)

/s/ Jesse T. Williams, Sr.  Director                     June 15, 1999
-------------------------
(Jesse T. Williams, Sr.)

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                             EXHIBIT INDEX


Exhibit
   No.      Description
-------     -----------


4(a)* Amended Articles of Incorporation of FirstEnergy Corp. (physically filed and designated in Registration Statement No. 333-21011 as Exhibit (3)-1).

4(b)*       Amended Code of Regulations of FirstEnergy Corp.
            (physically filed and designated in Registration Statement No. 333-21011 as Exhibit (3)-2).

4(c)* Form of Common Stock Certificate (physically filed and designated in Registration Statement No. 333-40063 as
            Exhibit 4(c).

4(d)* Rights Agreement dated as of November 18, 1997, between FirstEnergy Corp. and The Bank of New York and form of Right Certificate (physically filed and designated in Current Report on Form 8-K dated November 18, 1997, as
            Exhibit 4.1).

4(e)        FirstEnergy Corp. Executive Deferred Compensation Plan.

4(f)        Amended FirstEnergy Corp. Deferred Compensation Plan For
            Directors.

5 Opinion of Michael R. Beiting, Esq., Associate General Counsel for the Company, as to the securities being registered.

15          Letter re: Unaudited Interim Financial Information.

23(a)       Consent of Michael R. Beiting, Esq. (contained in Exhibit
            No. 5).

23(b)       Consent of Independent Public Accountants, Arthur Andersen
            LLP.

_________________________

*  Incorporated by reference as noted therein.

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